EXHIBIT 99.1

ZAGG INCORPORATED AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009

Net sales	$15,058,783	$9,214,971	$23,822,402	$17,290,146
Cost of sales	7,539,580	3,699,517	11,360,839	6,581,748

Gross profit	7,519,203	5,515,454	12,461,563	10,708,398

Operating expenses:
Advertising and marketing	1,016,660	1,393,194	2,077,623	2,846,248
Selling, general and administrative	3,278,265	2,259,150	5,827,870	4,395,148

Total operating expenses	4,294,925	3,652,344	7,905,493	7,241,396

Income from operations	3,224,278	1,863,110	4,556,070	3,467,002

Other (expense) income:
Interest expense	(171,088)	(178)	(242,617)	(2,620)
Interest and other income	6,853	50,226	13,563	92,274

Total other (expense) income	(164,235)	50,048	(229,054)	89,654

Income before provision for income taxes	3,060,043	1,913,158	4,327,016	3,556,656

Income tax provision	(1,149,003)	(718,894)	(1,624,900)	(1,334,152)

Net income	$1,911,040	$1,194,264	$2,702,116	$2,222,504

Basic net income per common share	$0.09	$0.06	$0.12	$0.11

Diluted net income per common share	$0.08	$0.05	$0.11	$0.10

Weighted average number of shares outstanding - basic	22,061,570	20,062,839	22,118,510	20,391,870

Weighted average number of shares outstanding - diluted	23,536,603	22,614,394	23,600,957	22,383,552

ZAGG INCORPORATED AND SUBSIDIARY
RECONCILIATION OF NON-GAAP FINANCICAL INFORMATION TO GAAP
(Unaudited)

Unaudited Supplemental Data

The following information is not a financial measure under generally accepted accounting principals (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

		Three months ended		Six months ended
		June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009

Net income in accordance with GAAP		$1,911,040	$1,194,264	$2,702,116	$2,222,504

Add/	(less):

b.	Stock based compensation expense	238,174	177,818	480,244	285,452
c.	Depreciation and amortization	76,687	55,832	150,687	108,082
d.	Provision for income taxes	1,149,003	718,894	1,624,900	1,334,152
e.	Other expense (income)	164,235	(50,048)	229,054	(89,654)

Adjusted EBITDA		$3,539,139	$2,096,760	$5,187,001	$3,860,536

Diluted Adjusted EBITDA per common share		$0.15	$0.09	$0.22	$0.17

Weighted average number of shares outstanding - diluted		23,536,603	22,614,394	23,600,957	22,383,552

ZAGG INCORPORATED AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
	2010	2009

ASSETS

Current assets
Cash	$6,401,597	$4,970,756
Accounts receivable, net	9,220,818	5,450,722
Inventories	6,203,702	3,695,840
Prepaid expenses and other current assets	3,317,766	1,911,335
Convertible bridge loan	1,151,000	1,151,000
Deferred income tax assets	255,653	255,653

Total current assets	26,550,536	17,435,306

Property and equipment, net	938,984	887,705

Deferred income tax assets	446,154	446,154

Deposits and other assets	27,051	9,688

Intangible assets, net	113,416	119,627

Total assets	$28,076,141	$18,898,480

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$5,880,556	$2,781,425
Accrued liabilities	2,702,259	1,252,461
Accrued wages and wage related expenses	205,464	164,495
Deferred revenue	313,860	262,937
Sales returns liability	923,447	550,201

Total current liabilities	10,025,586	5,011,519

Total liabilities	10,025,586	5,011,519

Stockholders' equity
Common stock, $0.001 par value; 50,000,000 shares authorized;
22,340,564 and 21,711,862 shares issued and outstanding, respectively	22,339	21,712
Additional paid-in capital	10,528,046	9,239,285
Cumulative translation adjustment	60,052	(112,039)
Retained earnings	7,440,118	4,738,003

Total stockholders' equity	18,050,555	13,886,961

Total liabilities and stockholders' equity	$28,076,141	$18,898,480